UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2007
POLYMEDICA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Edgewater Road, Suite 360 Wakefield, Massachusetts	01880

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 486-8111
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Second Amendment to Employment Agreement - Patrick T. Ryan
Ex-10.2 First Amendment to Employment Agreement-Stephen C. Farrell
Ex-10.3 First Amendment to Employment Agreement-Keith W. Jones
Ex-10.4 First Amendment to Employment Agreement - Devin J. Anderson
Ex-10.5 Employment Agreement-Jonathan A. Starr

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Employment Agreement for Jonathan Starr, Chief Financial Officer
On July 9, 2007, PolyMedica Corporation (“PolyMedica”) entered into an employment agreement with its Executive Vice President and Chief Financial Officer, Jonathan A. Starr (the “Employment Agreement”). The Employment Agreement is attached to this Form 8-K as Exhibit 10.5 and is incorporated by reference to this report.

Under the terms of the Employment Agreement, Mr. Starr will be employed by PolyMedica until March 31, 2010 and receive a base salary of $262,000. Mr. Starr's base salary is subject to future adjustment by the Board of Directors. PolyMedica may extend the Employment Agreement on a year to year basis at the end of the initial term. Mr. Starr is eligible for an annual bonus at the discretion of the Board of Directors and participation in all executive benefit programs, including health insurance, life insurance, and stock-based compensation. PolyMedica has the right to terminate the agreement, at any time, with or without cause.

There are two circumstances which trigger special payments or benefits for Mr. Starr: a termination of his employment by PolyMedica without cause or upon a change of control of PolyMedica. Under the terms of his employment agreement, if Mr. Starr is terminated without cause, he will (i) receive a severance payment equal to 150% of his highest base salary during the prior three year period, payable in eighteen (18) equal monthly installments after such termination, and (ii) he will be entitled to a continuation of certain employee benefits during the 18-month period following the termination of his employment. On a change of control, each of Mr. Starr’s outstanding stock options will become immediately exercisable in full and each outstanding restricted stock award will become fully vested.
Amendments to Employment Agreements of Certain Officers
On July 9, 2007, PolyMedica entered into amendments to the employment agreements of the following executive officers:
•	Patrick T. Ryan, Chief Executive Officer

•	Stephen C. Farrell, President

•	Keith W. Jones, Chief Operating Officer

•	Devin J. Anderson, Executive Vice President, General Counsel and Secretary
     Each of these amendments is attached hereto as Exhibit 10.1, 10.2, 10.3, and 10.4 respectively, and is incorporated by reference to this report.
     These amendments modify each executive’s title and salary, the calculation of severance payable when the executive is terminated without cause or when the executive terminates his employment for good reason, and extend the term of the executive’s employment agreement until March 31 2010.
     For each of Messrs. Farrell, Jones and Anderson, severance payments payable in the event of termination without cause or termination for good reason shall be paid in a single lump sum and the bonus component of such severance payments shall equal 100% of the executive’s target bonus established by PolyMedica’s Compensation Committee for the fiscal year in which the termination occurs. The amendment to Mr. Ryan’s employment agreement extends the provision in his employment agreement that provides that the bonus component of severance payments payable in the event of termination without cause or termination for good reason shall equal 150% of Mr. Ryan’s target bonus for the fiscal year in which the termination occurs.

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement between Patrick T. Ryan and PolyMedica Corporation dated July 9, 2007
10.2	First Amendment to Employment Agreement between Stephen C. Farrell and PolyMedica Corporation dated July 9, 2007
10.3	First Amendment to Employment Agreement between Keith W. Jones and PolyMedica Corporation dated July 9, 2007
10.4	First Amendment to Employment Agreement between Devin J. Anderson and PolyMedica Corporation dated July 9, 2007
10.5	Employment Agreement between Jonathan A. Starr and PolyMedica Corporation dated July 9, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, PolyMedica has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: July 13, 2007	By:	/s/ Devin J. Anderson
Devin J. Anderson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement between Patrick T. Ryan and PolyMedica Corporation dated July 9, 2007
10.2	First Amendment to Employment Agreement between Stephen C. Farrell and PolyMedica Corporation dated July 9, 2007
10.3	First Amendment to Employment Agreement between Keith W. Jones and PolyMedica Corporation dated July 9, 2007
10.4	First Amendment to Employment Agreement between Devin J. Anderson and PolyMedica Corporation dated July 9, 2007
10.5	Employment Agreement between Jonathan A. Starr and PolyMedica Corporation dated July 9, 2007